Exhibit 99.1

The estimated expenses incurred by the Company in connection with its issuance and distribution of the Common Stock are set forth in the following table:

SEC Registration Fee*	16,050.00
Printing and Engraving Costs	700.00
Accounting Fees and Expenses	24,000.00
Legal Fees and Expenses	25,000.00
Miscellaneous	2,000.00
Total	67,750.00
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*
On December 31, 2005, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") for the registration of shares of the Company's common stock having a value not to exceed $150 million. In connection with the filing of such Registration Statement, the Company paid a registration fee of $16,050.00.